Exhibit 10.10

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE MAY 20, 2017.

NO. CSW -	Warrants

TO PURCHASE COMMON SHARES OF

The Canadian Bioceutical Corporation
(incorporated under the Business Corporations Act (Ontario))

THIS WARRANT IS NON-TRANSFERABLE

THIS IS TO CERTIFY THAT, for value received,                , is entitled to purchase one fully paid and non-assessable common shares (the “Shares”) of The Canadian Bioceutical Corporation (the “Company”) for each share purchase warrant (the “Warrant”) represented hereby, at any time up to 4:00 pm (Toronto time) on January 19, 2022, at an exercise price of Cdn$0.20 per Share, all upon and subject to the terms and conditions attached hereto.

On January 19, 2022 this Warrant will expire.

This Warrant and the offering pursuant to which this Warrant was issued have not been qualified in the United States of America and consequently this Warrant is not exercisable by any resident of the United States of America or his agent.

This Warrant may be exercised only at the offices of the Company at 110 - 477 Mt. Pleasant Road, Toronto, Ontario, M4S 2L9.

IN WITNESS WHEREOF the Company has caused this Warrant to be executed by an authorized officer. DATED on January 19, 2017.

THE CANADIAN BIOCEUTICAL CORPORATION

Name: W. Scott
Boyes Title: President
& CEO

TERMS AND CONDITIONS. This Warrant is issued subject to the terms and conditions for the time being governing the holding of Warrant in the Company.

A copy of the Terms and Conditions is attached hereto.

SUBSCRIPTION FORM

(one warrant is required to subscribe for each common share)

TO:	THE CANADIAN BIOCEUTICAL CORPORATION
110 - 477 MT. PLEASANT ROAD
TORONTO, ONTARIO
M4S- 2L9

ATTN: PRESIDENT

The holder of this Warrant subscribes for _______________ Shares of The Canadian Bioceutical Corporation. at a price of Cdn$0.05 per Share if exercised on or before 4:00 p.m. (Toronto time) on January 19, 2017, and thereafter at a price of Cdn$0.20 per Share (after which this Warrant expires), according to the conditions hereof and herewith makes payment of the purchase price in full for this number of Shares.

The undersigned hereby directs that the Shares hereby subscribed for be issued and delivered as follows:

Name(s) in Full	Addresses	Number of Shares

(Please print full names in which share certificates are to be issued, stating whether Mr., Mrs., Miss or Ms. If any of the shares are to be issued to a person or persons other than the bearer, the bearer must pay to the Company all requisite transfer taxes and/or fees.)

DATED

Witness	Signature of Warrant Holder

Please print below your name and address in full.

Mr. / Mrs. / Miss / Ms.	Address

TERMS AND CONDITIONS

attaching to this Warrant

issued by The Canadian Bioceutical
Corporation On January 19, 2017

1.	INTERPRETATION

1.1	Definitions

In these Terms and Conditions, unless there is something in the subject matter or context inconsistent therewith:

(a)	“Business Day” means any day that is not a Saturday, Sunday or statutory holiday in Toronto, Ontario;

(b)	“Closing Date” means the date of the closing of the financing pursuant to which the Company issued this Warrant, being on January 19, 2017.

(c)	“Company” means The Canadian Bioceutical Corporation until a successor corporation becomes such and thereafter “Company” will mean such successor corporation;

(d)	“Company’s Auditor” means an independent firm of accountants duly appointed as auditor of the Company;

(e)	“Director” means a Director of the Company for the time being, and reference, without more, to action by the Directors means action by the Directors of the Company as a Board, or whenever duly empowered, action by an executive committee of the Board;

(f)	“ Exchange” means the Canadian Securities Exchange;

(g)	“herein”, “hereby”, “hereof’ and similar expressions refer to these Terms and Conditions as the same may be amended or modified from time to time; and the expression “ Section” and “Subsection” followed by a number refer to the specified Section or Subsection of these Terms and Conditions;

(h)	“person” means an individual, corporation, partnership, trustee or any unincorporated organization and words importing persons have a similar meaning;

(i)	“Shares” means the common shares in the capital of the Company as constituted at the date hereof and any shares resulting from any subdivision or consolidation of the shares;

(u)	“ Warrant Holder” or “Holder” means the holder of this Warrant;

(k)	“Warrant” mean this Warrant of the Company issued and presently authorized, as set out in Subsection 2.1 hereof and for the time being outstanding;

(1)	words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

1.2	Interpretation not Affected by Headings

The division of these Terms and Conditions into sections and subsections and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation thereof.

1.3	Applicable Law

This Warrant will be construed in accordance with the laws of Ontario and the laws of Canada applicable thereto and will be treated in all respects as an Ontario contract.

2.	ISSUE OF WARRANTS

2.1	Issue of Warrants

This Warrant entitling the holders thereof to purchase an aggregate of 887,045 Shares are authorized to be issued by the Company.

2.2	Warrant Holder not a Shareholder

The holding of this Warrant will not constitute the holder thereof a shareholder of the Company, nor entitle him to any right or interest in respect thereof except as in this Warrant expressly provided.

2.3	Exchange of Warrant

(a)	This Warrant in any authorized denomination may, upon compliance with the reasonable requirements of the Company, be exchanged for Warrants in any other authorized denomination, of the same series and date of expiry entitling the holder thereof to purchase any equal aggregate number of Shares at the same subscription price and on the same terms as this Warrant so exchanged.

(b)	This Warrant may be exchanged only at the office of the Company. Any Warrant tendered for exchange will be surrendered to the Company and cancelled.

2.4	Charges for Exchange

On exchange of this Warrant, the Company except as otherwise herein provided, may charge a sum not exceeding $10.00 for each new Warrant certificate issued; and payment of such charges and of any transfer taxes or governmental or other charges required to be paid will be made by the party requesting such exchange.

2.5	Issue in Substitution for Lost Warrant

(a)	In case this Warrant becomes mutilated, lost, destroyed or stolen, the Company in its discretion may issue and deliver a new Warrant of like date and tenor as the one mutilated, lost, destroyed or stolen, in exchange for and in place of and upon cancellation of such mutilated Warrant, or in lieu of, and in substitution for such lost, destroyed or stolen Warrant and the substituted Warrant will be entitled to the benefit hereof and rank equally in accordance with its terms with all other Warrants issued or to be issued by the Company.

(b)	The applicant for the issue of a new Warrant pursuant hereto will bear the cost of the issue thereof and in case of loss, destruction or theft will furnish to the Company such evidence of ownership and of loss, destruction, or theft of the Warrant so lost, destroyed or stolen as will be satisfactory to the Company in its discretion and such applicant may also be required to furnish indemnity in amount and form satisfactory to the Company in its discretion, and will pay the reasonable charges of the Company in connection therewith.

3.	OWNERSHIP

3.1	Ownership of Warrants

The Company may deem and treat the holder of any Warrant as the absolute owner of such Warrant, for all purposes, and will not be affected by any notice or knowledge to the contrary. The holder of any Warrant will be entitled to the rights evidenced by such Warrant and all persons may act accordingly and the receipt of any such holder for the Shares purchasable pursuant thereto will be a good discharge to the Company for the same and the Company will not be bound to enquire into the title of any such holder. This Warrant will be non-transferable.

3.2	Notice to Warrant Holders

Unless herein otherwise expressly provided, any notice to be given hereunder to Warrant Holders will be provided directly to the holder thereof at the most recent address provided to the Company.

4.	EXERCISE OF WARRANTS

4.1	Method of Exercise of Warrants

The right to purchase Shares conferred by this Warrant may be exercised by the holder of any such Warrants surrendering this Warrant, with a duly completed and executed subscription in the form appended thereto and cash or a certified cheque payable to or to the order of the Company, for the purchase price applicable at the time of surrender in respect of the Shares subscribed for in lawful money of Canada to the Company’s office at 110 - 477 Mt. Pleasant Road, Toronto, Ontario, M4S 2L9, Attn: President. Notwithstanding anything else written herein, the Warrant Holder shall submit and ensure the mandatory clearance of its PIF with the Exchange in the event that any Warrant Holder becomes an Insider in relation to the exercise of a Warrant (or for any other reason required by the Exchange).

4.2	Effect of Exercise of Warrants

(a)	Upon surrender and payment as aforesaid the Shares so subscribed for will be deemed to have been issued and such person or persons will be deemed to have become the holder or holders of record of such Shares on the date of such surrender and payment, and such Shares will be issued at the subscription price in effect on the date of such surrender and payment.

(b)	Within five (5) business days after surrender and payment as aforesaid, the Company will forthwith cause to be delivered to the person or persons in whose name or names the Shares so subscribed for are to be issued as specified in such subscription or mailed to him or them at his or their respective addresses specified in such subscription, a certificate or certificates for the appropriate number of Shares not exceeding those which the Warrant Holder is entitled to purchase pursuant to this Warrant surrendered.

4.3	Subscription for Less Than Entitlement

The holder of any Warrant may subscribe for and purchase a number of Shares less than the number which he is entitled to purchase pursuant to the surrendered Warrant. In the event of any purchase of a number of Shares less than the number which can be purchased pursuant to a Warrant, the holder thereof upon exercise thereof will in addition be entitled to receive a new Warrant in respect of the balance of the Shares which he was entitled to purchase pursuant to the surrendered Warrant and which were not then purchased.

4.4	Warrant for Fractions of Shares

To the extent that the holder of any Warrant is entitled to receive on the exercise or partial exercise thereof a fraction of a Share, such right may be exercised in respect of such fraction only in combination with another Warrant or other Warrant which in the aggregate entitle the holder to receive a whole number of such Shares.

4.5	Expiration of Warrants

The Warrant is exercisable until 4:00 p.m. (Toronto time) on January 19, 2022. After the expiration of the period within which a Warrant is exercisable, all rights thereunder will wholly cease and terminate and such Warrant will be void and of no effect.

4.6	Exercise Price and Expiry Date

The price per Share which must be paid to exercise a Warrant is Cdn.$0.20 per Share until 4:00 pm (Toronto time) on January 19, 2022.

4.7	Adjustment of Exercise Price

The exercise price and the number of Shares deliverable upon the exercise of this Warrant will be subject to adjustment in the events and in the manner following:

(a)	if after the Closing Date and whenever the Shares at any time outstanding are subdivided into a greater or consolidated into a lesser number of Shares, the exercise price will be decreased or increased proportionately as the case may be; upon any such subdivision or consolidation the number of Shares deliverable upon the exercise of this Warrant will be increased or decreased proportionately as the case may be;

(b)	in case of any capital reorganization or of any reclassification of the capital of the Company or in case of the consolidation, merger or amalgamation of the Company with or into any other companies, in either case after the Closing Date, each Warrant will, after such capital reorganization, reclassification of capital, consolidation, merger or amalgamation, confer the right to purchase the number of Shares or other securities or property of the Company or of the Company resulting from such capital reorganization, reclassification, consolidation, merger or amalgamation, as the case may be, to which the holder of the Shares deliverable at the time of such capital reorganization, reclassification of capital, consolidation, merger or amalgamation, upon the exercise of such Warrant would have been entitled on such capital reorganization, reclassification, consolidation, merger or amalgamation and in any such case, if necessary, appropriate adjustments will be made in the application of the provisions set forth in this Section 4 with respect to the rights and interest thereafter of the holders of this Warrant to the end that the provisions set forth in this Section 4 will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any Shares or other securities or property thereafter deliverable on the exercise of this Warrant. The subdivision or consolidation of Shares at any time outstanding into a greater or lesser number of Shares (whether with or without par value) will not be deemed to be a capital reorganization or a reclassification of the capital of the Company for the purposes of this Subsection (b);

(c)	the adjustments provided for in this Subsection in the subscription rights pursuant to this Warrant are cumulative.

4.8	Determination of Adjustments

If any question will at any time arise with respect to the exercise price, such question will be conclusively determined by the Company’ s Auditor, or, if it declines to so act, any other firm of chartered accountants, in Toronto, that the Company may designate and who will have access to all appropriate records and such determination will be binding upon the Company and the Warrant Holders.

5.	COVENANTS BY THE COMPANY

The Company will reserve and there will remain unissued out of its authorized capital a sufficient number of Shares to satisfy the rights of purchase provided for herein and in this Warrant should the holders of all this Warrant from time to time outstanding determine to exercise such rights in respect of all Shares which they are or may be entitled to purchase pursuant thereto.

6.	WAN ER OF CERTAIN RIGHTS

6.1	Immunity of Shareholders, etc.

The Warrant Holder hereby waives and releases any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, shareholder, director or officer (as such) of the Company for the issue of Shares pursuant to any Warrant or on any covenant, agreement, representation or warranty by the Company herein contained.

7.	MODIFICATION OF TERMS, MERGER, SUCCESSORS

7.1	Modification of Terms and Conditions for Certain Purposes

From time to time the Company, may, subject to the provisions of these presents, and it will, when so directed by these presents, modify the terms and conditions hereof, for any one or more or all of the following purposes:

(a)	adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of counsel for the Company, are necessary or advisable in the premises;

(b)	making such provisions not inconsistent herewith as may be necessary or desirable with respect to matters or questions arising hereunder or for the purpose of obtaining a listing or quotation of this Warrant on any stock exchange or house;

(c)	adding to or altering the provisions hereof in respect of the registration and transfer of Warrants, making provision for the exchange of Warrants of different denominations, and making any modification in the form of this Warrant which does not affect the substance thereof;

(d)	for any other purpose not inconsistent with the terms hereof, including the correction or rectification of any ambiguities, defective provisions, errors or omissions herein; and

(e)	to evidence any succession of any corporation and the assumption by any successor of the covenants of the Company herein and in this Warrant contained as provided hereafter in this Article.

However, notwithstanding the above-written provisions of this section 7.1, no changes or modifications shall be made to the commercial terms of the Warrants without the express prior written consent of the Warrant Holder.

7.2	Company May Consolidate, etc. on Certain Terms

Nothing herein contained will prevent any consolidation, amalgamation or merger of the Company with or into any other corporation or corporations, or a conveyance or transfer of all or substantially all the properties and assets of the Company as an entirety to any corporation lawfully entitled to acquire and operate the same; provided however that the corporation formed by such consolidation or into which such merger will have been made will be a corporation organized and existing under the laws of Canada or of the United States of America or any province, state, district or territory thereof, and will, simultaneously with such consolidation, amalgamation or merger, assume the due and punctual performance and observance of all the covenants and conditions hereof to be performed or observed by the Company.

7.3	Successor Corporation Substituted

In case the Company will be consolidated, amalgamated or merged with or into any other corporation or corporations, the successor corporation formed by such consolidation or amalgamation, or into which the Company will have been merged, will succeed to and be substituted for the Company hereunder. Such changes in phraseology and form (but not in substance) may be made in this Warrant as may be appropriate in view of such consolidation, amalgamation or merger.

7.4	Additional Financing

Nothing herein contained will prevent the Company from issuing any other securities or rights with respect thereto during the period within which a Warrant is exercisable, upon such terms as the Company may deem appropriate.

7.5	Currency

All references to currency herein shall be in Canadian dollars.

7.6	Time

Time shall be of the essence hereof.

RESALE RESTRICTIONS, LEGENDING OF CERTIFICATES

All certificates representing Shares issued on or before May 20, 2017 shall bear the following legends:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE MAY 20, 2017.”